UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): October 24, 2025

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)
(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Existing Credit Agreement Amendment
On October 24, 2025 (the “Amendment Closing Date”), Prime Security Services Borrower, LLC, a Delaware limited liability company (“Prime Borrower”), Prime Security Services Holdings, LLC, a Delaware limited liability company (“Holdings”), and The ADT Security Corporation, a Delaware corporation (“ADTSC” and together with Prime Borrower, the “Borrowers”), each a direct or indirect wholly owned subsidiary of ADT Inc. (“ADT,” the “Company,” “we” and “our”), entered into that certain Incremental Assumption and Amendment Agreement No. 21 (the “Credit Agreement Amendment”), by and among Prime Borrower, as borrower, Holdings, ADTSC, as co-borrower, the subsidiary loan parties party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent (the “Administrative Agent”), which amends and restates that certain Twentieth Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015, as amended and restated on May 2, 2016, June 23, 2016, December 28, 2016, February 13, 2017, June 29, 2017, March 16, 2018, December 3, 2018, March 15, 2019 (effective April 4, 2019), September 23, 2019, January 27, 2021, July 2, 2021, May 10, 2023 (effective July 1, 2023), October 13, 2023, April 15, 2024, May 15, 2024, May 24, 2024, October 1, 2024, December 4, 2024, March 7, 2025 and July 25, 2025 (the “Existing Credit Agreement”), by and among Prime Borrower, as borrower, Holdings, ADTSC, as co-borrower, the lenders party thereto, the Administrative Agent and the other parties named therein (as amended and restated by the Credit Agreement Amendment, the “Amended and Restated Credit Agreement”).
On the Amendment Closing Date, pursuant to the Credit Agreement Amendment, the Borrowers incurred $300,000,000 aggregate principal amount of incremental first lien senior secured term B-2 loans pursuant to the Existing Credit Agreement (the “September 2025 Incremental Term B-2 Loans”). The September 2025 Incremental Term B-2 Loans have the same terms as, and constitute one class with, the term B-2 loans outstanding under the Existing Credit Agreement immediately prior to the Amendment Closing Date. After giving effect to the incurrence of the September 2025 Incremental Term B-2 Loans, approximately $1,445,000,000 aggregate principal amount of first lien senior secured term B-2 loans are outstanding under the Amended and Restated Credit Agreement.
The proceeds of the September 2025 Incremental Term B-2 Loans were used, together with the proceeds from an offering of 5.875% first-priority senior secured notes due 2033 and cash on hand, to redeem in full (the “Redemption”) all $1,300,000,000 outstanding aggregate principal amount of the 6.250% Second-Priority Senior Secured Notes due 2028 (the “Second-Priority Notes”) issued by Prime Borrower and Prime Finance Inc., a Delaware corporation and an indirect wholly owned subsidiary of ADT (“Prime Finance” and, together with Prime Borrower, the “Issuers”), on October 25, 2025 (the “Redemption Date”).
The parties to the Amended and Restated Credit Agreement continue to have the same obligations set forth in the Existing Credit Agreement.
The foregoing description of the Credit Agreement Amendment and the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein, and the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Annex A to the Credit Agreement Amendment and incorporated by reference herein.
Term Loan Credit Agreement
On October 28, 2025, the Borrowers and Holdings entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with Fifth Third Bank, National Association, as administrative agent, and the lenders party thereto, pursuant to which the Borrowers incurred $325,000,000 aggregate principal amount of first lien senior secured term A loans (the “Term A Loans”). The Term A Loans mature on October 28, 2030, subject to a springing maturity of 91 days prior to the maturity date of certain long-term indebtedness of the Borrower and its subsidiaries if, on such date, the aggregate principal amount of such indebtedness equals or exceeds $350,000,000. The proceeds of the Term A Loans will be used for general corporate purposes, including the repayment or redemption of outstanding indebtedness.
The Term A Loans require scheduled amortization payments, commencing on March 31, 2026, in annual amounts equal to (A) prior to March 31, 2028, 2.5% of the original principal amount of the Term A Loans and (B) on or after

March 31, 2028, 5.0% of the original principal amount of the Term A Loans, payable quarterly, with the balance payable at maturity. The Borrowers may make voluntary prepayments of Term A Loans at any time prior to maturity at par.
The Term A Loans bear interest at a rate equal to, at the Borrowers’ option, either (a) a term SOFR rate (“Term SOFR”) with a floor of zero or (b) a base rate (“Base Rate”) determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the United States and (iii) the one-month adjusted term SOFR plus 1.00% per annum, in each case, plus an applicable margin of 1.50% per annum for Term SOFR loans and 0.50% per annum for Base Rate loans, subject to adjustments based on certain specified net first lien leverage ratios. The Borrowers have elected the Term SOFR alternative to apply to borrowings of the Term A Loans.
The indebtedness incurred under the Term Loan Credit Agreement is guaranteed, jointly and severally, on a senior secured first-priority basis, by Holdings, on a limited recourse basis, and by substantially all of the Borrower’s wholly owned material domestic subsidiaries, and is secured by a pledge of the Borrower’s capital stock directly held by Holdings and by first-priority security interests in substantially all of the assets of the Borrower and the subsidiary guarantors, in each case subject to certain permitted liens and exceptions. The Term Loan Credit Agreement includes customary mandatory prepayment provisions, covenants and restrictions, including a financial maintenance covenant requiring the Borrowers to comply as of the last day of each fiscal quarter (beginning with the fiscal quarter ending March 31, 2026) with a specified maximum consolidated net first lien leverage ratio.
The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.
Item 8.01. Other Events.
Final Redemption
On October 25, 2025, the Issuers completed the Redemption. The redemption price for the Second-Priority Notes was equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date of $22,569,444.44 in the aggregate ($17.3611 per $1,000 principal amount of the Second-Priority Notes) (the “Redemption Price”). Because the Redemption Date was not a business day, payment of the Redemption Price was made on October 27, 2025, the next succeeding business day.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1
Incremental Assumption and Amendment Agreement No. 21, dated as of October 24, 2025, by and among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, The ADT Security Corporation, the subsidiary loan parties party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent.

10.2
Term Loan Credit Agreement, dated as of October 28, 2025, by and among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, The ADT Security Corporation, the lenders party thereto and Fifth Third Bank, National Association, as administrative agent.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 28, 2025	ADT Inc.

		By:	/s/ Jeffrey Likosar
Jeffrey Likosar
President, Corporate Development and Transformation, and Chief Financial Officer